UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2016
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.    Results of Operations and Financial Condition.
On October 26, 2016, State Street Corporation issued a news release announcing its results of operations for the third-quarter of 2016. Copies of that news release and accompanying third-quarter 2016 financial information addendum are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In May 2016, State Street Corporation reported that its Vice Chairman, James S. Phalen (age 66), informed the company of his plans to retire after almost 25 years at State Street. On October 21, 2016, Mr. Phalen confirmed he will retire on January 20, 2017.

Item 7.01.    Regulation FD.
On October 26, 2016, State Street Corporation made available a slide presentation providing highlights of State Street's third-quarter 2016 results of operations and related information as of September 30, 2016, which is being made available in connection with an October 26, 2016 investor conference call. A copy of that slide presentation is furnished herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
State Street Corporation's news release dated October 26, 2016, announcing its third-quarter 2016 results of operations and accompanying third-quarter 2016 financial information addendum are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference in Item 2.02 hereof; and a slide presentation providing highlights of State Street's third-quarter 2016 results of operations and related information as of September 30, 2016, which is being made available in connection with an October 26, 2016 investor conference call, is furnished herewith as Exhibit 99.3 and is incorporated by reference in Item 7.01 hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ SEAN P. NEWTH
		Name:	Sean P. Newth
		Title:	Senior Vice President, Chief Accounting Officer and Controller
Date:	October 26, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	State Street's news release dated October 26, 2016, announcing its third-quarter 2016 results of operations (this Exhibit 99.1 is furnished, not filed)
99.2	State Street's third-quarter 2016 financial information addendum (this Exhibit 99.2 is furnished, not filed)
99.3	Slide presentation providing highlights of State Street's third-quarter 2016 results of operations and related information as of September 30, 2016 (this Exhibit 99.3 is furnished, not filed)